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EXHIBIT 10.1

LITIGATION SETTLEMENT AND LICENSE AGREEMENT

THIS LITIGATION SETTLEMENT AND LICENSE AGREEMENT (hereinafter “Agreement”) is made the 30th day of April, 2010, by and between OPTi INC. (hereinafter “OPTi” or “Licensor”), a corporation organized and existing under the laws of the State of California, and ADVANCED MICRO DEVICES, INC. (hereinafter “AMD” or “Licensee”), a corporation organized and existing under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, OPTi represents that it is the sole owner and has the exclusive right to license the intellectual property set forth in this Agreement, including without limitation the OPTi Patents listed in the attached Schedule A;

WHEREAS, OPTi and AMD are currently litigating a civil action pending in the United States District Court for the Eastern District of Texas (the “Pending Litigation”);

WHEREAS, OPTi and AMD desire to avoid further litigation and the expense incident thereto and to fully and finally settle and dispose of all issues related to the subject matter of this Agreement on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual promises and obligations recited herein, the parties agree as follows:

AGREEMENT

I.           DEFINITIONS

1.1           Definitions.  As used in this Agreement, the following defined terms shall have the meanings set forth below:

 “Claims” means and includes any and all claims, counterclaims, cross-claims, charges, demands, sums of money, actions, causes of action, obligations, judgments and liabilities of any kind or nature whatsoever, at law or in equity, known or unknown, sounding in contract, tort or otherwise, arising from statute or common law, absolute or contingent, liquidated or unliquidated, and includes, without limitation, claims for indemnification and contribution.

“Effective Date” means the date this Agreement is signed by OPTi.

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 “Licensed Intellectual Property” means:

(a)           except for U.S. Patent Nos. 5,944,807, 6,098,141, and 7,523,245, all

classes or type of patents, utility models, design patents and applications for the aforementioned in any and all countries of the world which, prior to the expiration of this Agreement are issued, published, filed, invented, or arise out of inventions made by one or more current or former employees of Licensor made while employed at Licensor or a Related Party of Licensor, where Licensor has the right to grant licenses or rights of the scope granted herein (and to the extent the inventions are made jointly with a third party, where Licensor has the right to grant licenses or rights of the scope granted herein), and

(b)           except for U.S. Patent Nos. 5,944,807, 6,098,141, and 7,523,245, all classes or type of patents, utility models, design patents and applications for the aforementioned in any and all countries of the world which are owned, controlled, or acquired by Licensor or a Related Party of Licensor as of the Effective Date of this Agreement, or that Licensor or a Related Party of Licensor may, during the term of this Agreement, own or acquire the right to grant licenses or rights of the scope granted herein.

“Licensed Activity" means:  [***].

“Party” means OPTi or AMD as the context dictates.

“Pending Litigation” means OPTi Inc. v. Advanced Micro Devices, Inc., Case No. 2:06-cv-00477 in the United States District Court for the Eastern District of Texas.

“Related Party” or “Related Parties” means any corporation, company or other business entity that is, on the Effective Date of this Agreement 50% or more owned (directly or indirectly) by a Party.

1.2           Interpretation.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “whereby” and derivative or similar words refer to this entire Agreement; and (iv) the term “Article” refers to the specified Article of this Agreement.

II.           GRANT OF LICENSE

2.1           Grant of License.  Licensor hereby agrees to grant, and does grant, to Licensee and its Related Parties a non-exclusive, royalty-free, worldwide, perpetual, irrevocable, fully paid-up license under the Licensed Intellectual Property, including the right to engage in any Licensed Activity.  For the avoidance of any doubt, this license includes, without limitation, [***].[***].

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2.2           Survival.  The obligations of this Article II shall survive any expiration or termination of this Agreement.  Even if a final judgment is entered and affirmed on appeal establishing that any of the Licensed Intellectual Property is invalid or unenforceable, AMD may not terminate the license granted herein and must comply with the terms of Section III below.

III.           CONSIDERATION

3.1           Consideration.  In consideration of OPTi’s obligations in this Agreement, including without limitation a license to at least thirty-one patents, AMD shall pay OPTi $32 million U.S. dollars.  The payments will be due in one initial payment of $4 million dollars and four equal installments of $7 million dollars each, on the following dates: the first payment shall be due fourteen days after the Effective Date of this Agreement.  The subsequent payments shall be due on July 1, 2010; October 1, 2010; January 1, 2011; April 1, 2011.

3.2           Paperwork.  Within one (1) day following the execution of this Agreement, Licensor shall provide any account information and forms necessary to set Licensor up as a new payee in Licensor’s accounts payable system, to facilitate the processing of the payment set forth in Article 3.1 above.

IV.           ADDITIONAL OBLIGATIONS

4.1           Covenant Not To Sue.  Licensor covenants that it will not assert any Claims, in or out of a legal proceeding, that any of the Licensed Intellectual Property is directly or indirectly infringed by AMD. [***].  In addition, Licensor covenants that it will [***].

4.2           Releases.  Based on the consideration provided in this Agreement, Licensor and its Related Parties, affiliates, successors and assigns, hereby release and forever discharge Licensee, Licensee’s Related Parties, and any respective directors, shareholders, officers and employees, or their affiliates, successors and assigns, of, and from, every Claim of any kind related to a Licensed Activity, including without limitation, any Claim arising out of acts occurring before the Effective Date which would be covered by Article 4.1 or Article 2.1 if such act had occurred after the Effective Date of this Agreement. [***].

Understandings.  OPTi and AMD expressly understand the possibility that unknown claims exist that arise from or relate to the claims being released in this Agreement. OPTi and AMD explicitly took that possibility into account in determining the amount of consideration for the making of this Agreement, and a portion of that consideration and the mutual covenants in this Agreement, which was bargained for by OPTi and AMD with the knowledge of the possibility of unknown claims, was given in exchange for a full accord, satisfaction and discharge of all such claims.  Consequently, OPTi and AMD expressly waive all rights under section 1542 of the California Civil Code and all statutes or other law of similar effect in other jurisdictions.  Section 1542 reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

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OPTi and AMD expressly accept and assume the risk that facts relating to the subject matter of this Agreement may hereafter be found to be different from the facts now believed to be true, and agree that this Agreement and the releases in it shall remain effective notwithstanding any such differences.

4.3           Disposal of Pending Litigation.  Licensor agrees that it will, within 30 days of the Effective Date of this Agreement, fully and finally dismiss, with prejudice, the Pending Litigation, with each party to bear its own costs and attorneys’ fees.  In the event Licensor breaches this Article 4.3, Licensor further agrees that Licensee may, in its sole and absolute discretion, perform Licensor’s obligations under this Article 4.3.

4.4           Survival.  The obligations of this Article IV shall survive any expiration or termination of this Agreement.

V.           OBLIGATION OF CONFIDENTIALITY

5.1           Confidentiality Obligation.  The parties hereto shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

(a)	with the prior written consent of the other party;

(b)	to any governmental body having jurisdiction to call therefor;

(c)	subject to (d) below, as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters;

(d)
during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (a) the restrictions are embodied in a court-entered Protective Order, and (b) the disclosing party informs the other party in writing at least ten (10) days in advance of the disclosure;

(e)	in confidence to legal counsel, accountants, banks, and financing sources and their advisors solely in connection with complying with financial transactions;

(f)
in confidence to an acquirer or acquiree, and such other party’s legal counsel, accountants, banks and financing sources and their advisors solely in connection with an anticipated merger or acquisition;

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(g)	to the extent either party concludes that disclosure is required by the Securities and Exchange Act of 1934, as amended, or any other Securities and Exchange Commission law or regulation.

5.2  Survival.  The obligations of this Article V shall survive any expiration or termination of this Agreement.

VI.           TERM OF AGREEMENT AND ASSIGNABILITY

6.1           Term.  This Agreement shall commence as of the Effective Date and shall continue until the last of the Licensed Intellectual Property has expired or is in the public domain.

6.2           Assignability.

(a)
The rights or privileges provided for in this Agreement may not be assigned or transferred by either Party except with the prior written consent of the other Party and with the authorization or approval of any governmental authority as then may be required.  In the event a Related Party licensed hereunder ceases to be a Related Party during the term of this Agreement, that Related Party shall remain licensed hereunder for the remaining term of this Agreement.

(b)
Notwithstanding section (a) above, Licensee agrees that Licensor may sell, assign, or otherwise transfer any Licensed Intellectual Property to a third party, provided that the Licensed Intellectual Property is subject to all terms of this Agreement, including Articles 2.1 and 4.1, and that any such sale, assignment, or transfer shall be subject to the terms and conditions set forth herein, and Licensor shall notify such third party that the Licensed Intellectual Property is subject to the terms of this Agreement, including Articles 2.1 and 4.1, and that any such sale, assignment, or transfer shall be subject to the terms and conditions set forth herein.  Licensor shall ensure that any such transfer shall be binding upon any successor to such rights by, at least, recording such rights and limitations thereupon with any applicable governmental agency.

(c)
The rights granted to AMD under this Agreement may not be transferred, assigned, or sublicensed, except in connection with the transfer, sale, or purchase of substantially all of the assets of one or more lines of business by AMD.  In connection with any such transfer, AMD shall have the right to assign the rights provided for under by this Agreement to a third-party transferee; however, in the event of assignment the patent license set forth in Section 3 above will not extend to products already being made or sold by the transferee as of the date of the transfer or products made or sold by the transferee after the date of transfer.  AMD shall provide written notice to OPTi of any such transfer at least thirty (30) days prior to or after the date of such transfer.  Nevertheless, the transferee may under the license granted herein continue to make and sell the same products and derivatives thereof as made and sold by AMD and in similar volumes as at the time of transfer.

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VII.           REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.1           Representation, Warranties and Undertakings of OPTi.  Licensor hereby represents, warrants, covenants and agrees that:

(a)
Licensor is a corporation validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)
The execution and delivery by Licensor of this Agreement and the performance by Licensor of its obligations hereunder have been duly and validly authorized by Licensor.  Licensor has duly and validly executed this Agreement, which constitutes a legal, valid and binding obligation of Licensor enforceable against Licensor in accordance with its terms.

(c)
Licensor has the right to grant the above licenses to the Licensed Intellectual Property and is not a party to any other agreement or under any obligation to any third party that would prevent Licensor from entering into this Agreement.

(d)
Licensor has the right to enter into this Agreement on behalf of itself and any Related Parties of Licensor, and that in the event Licensor is not, or ceases to be, the sole owner or exclusive licensor of the intellectual property set forth in this Agreement that Licensor will defend, indemnify and hold harmless, at its own expense, AMD for any assertions regarding the Licensed Intellectual Property.

7.2           Representations and Warranties of AMD.  Licensee hereby represents, warrants, covenants and agrees that:

(a)
Licensee is a corporation validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and to make the warranties and undertake the obligations herein on behalf of itself.

(b) (c)
The execution and delivery by Licensee of this Agreement and the performance by Licensee of its obligations hereunder have been duly and validly authorized by Licensee.  Licensee has duly and validly executed this Agreement, which constitutes a legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.

Licensee has the right to enter into this Agreement on behalf of itself and any Related Parties of Licensee.

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VIII.           MISCELLANEOUS

8.1           Miscellaneous.  Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or otherwise, any trademark, trade name, or any contraction, abbreviation or simulation thereof, of either Party except as otherwise permitted herein.  The parties further agree not to use in advertising, publicity or otherwise, any trademark, tradename or name, or any contraction, abbreviation or simulation thereof, of either Party except as otherwise permitted herein.

8.2           Notices.  All notices, requests and other communications hereunder must be in writing in the English language and will be deemed to have been duly given only if delivered personally or by an internationally recognized common carrier’s overnight courier to the Parties at the following addresses:

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             If to Licensor:
             OPTi INC.
3430 W. Bayshore Rd., Suite 103
Palo Alto, CA  94303

ATTN:  Chief Executive Officer

With a copy to:
Taras A. Gracey, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL

If to Licensee:
             Advanced Micro Devices, Inc.
             One AMD Place
             P.O. Box 3453
             Sunnyvale, California 94088-3453

ATTN:    General Counsel
                                                                 Mail Stop 562

All such notices, requests and other communications shall (a) if delivered personally to the address as provided in this Article, be deemed given upon delivery, b) if delivered by overnight courier in the manner described above to the address provided in this Article, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Article).  Any Party from time to time may change its address upon written notice to the other Party.

8.3           Entire Agreement.  This Agreement constitutes the entire Agreement between the Parties and supersedes all previous communications, representations, agreements or understandings, either oral or written, between the Parties with respect to the subject matter hereof, and this Agreement may be amended supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto which specifically refers to this Agreement, with handwritten signatures required.

8.4           Waiver.  No express or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement by any other Party shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term condition or obligation of this Agreement of the same or of a different nature.

8.5           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will fully sever, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.6           Agency.  The relationship of the Parties under this Agreement is that of independent contractors.  No Party shall be deemed to be the agent of the other, and no Party is authorized to take any action binding upon any other Party.

8.7           Counterparts, Facsimiles, Headings, and Construction.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both together will constitute one and the same instrument.  All headings in this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.  For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. No rule of strict construction.  Regardless of which party may have drafted this Agreement, no rule of strict construction shall be applied against either party.

8.8           Taxes.  Each party shall be responsible for the payment of its own tax liability arising from this transaction.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party hereto as of the Effective Date.

                   OPTi INC.                                                                                                         ADVANCED MICRO DEVICES, INC.

	/s/ Michael Mazzoni		/s/ Harry Wolin
Name:	Michael Mazzoni	Name:	Harry Wolin
Title:	Chief Financial Officer	Title:	SVP, General Counsel & Secretary
Date:	April 30, 2010	Date:	April 30, 2010

SCHEDULE A –OPTi Patents
Patent Number	Title
6,567,875	USB DATA SERIALIZER
5,968,151	SYSTEM AND METHOD OF POSITIVELY DETERMINING ISA CYCLE CLAIMING
5,933,611	DYNAMIC SCHEDULER FOR TIME MULTIPLEXED SERIAL BUS
5,907,857	REFRESH-AHEAD AND BURST REFRESH PREEMPTION TECHNIQUE FOR MANAGING DRAM IN COMPUTER SYSTEM
5,900,016	SYSTEM FOR USING A CACHE MEMORY WITH A WRITE-BACK ARCHITECTURE
5,860,113	SYSTEM FOR USING A DIRTY BIT WITH A CACHE MEMORY
5,822,768	DUAL PORTED MEMORY FOR A UNIFIED MEMORY ARCHITECTURE
5,309,568	LOCAL BUS DESIGN
5,414,827	AUTOMATIC CACHE FLUSH
5,371,880	BUS SYNCHRONIZATION APPARATUS AND METHOD
5,448,742	METHOD AND APPARATUS FOR LOCAL MEMORY AND SYSTEM BUS REFRESHING WITH SINGLE-PORT MEMORY CONTROLLER AND ROTATING ARBITRATION PRIORITY
5,577,214	PROGRAMMABLE HOLD DELAY
5,469,555	ADAPTIVE WRITE-BACK METHOD AND APPARATUS WHEREIN THE CACHE SYSTEM OPERATES IN A COMBINATION OF WRITE-BACK AND WRITE-THROUGH MODES FOR A CACHE-BASED MICROPROCESSOR SYSTEM
5,463,759	ADAPTIVE WRITE BACK METHOD AND APPARATUS WHEREIN THE CACHE SYSTEM OPERATES IN A COMBINATION OF WRITE-BACK AND WRITE-THROUGH MODES FOR A CACHE-BASED MICROPROCESSOR SYSTEM
5,287,481	AUTOMATIC CACHE FLUSH WITH READABLE AND WRITABLE CACHE TAG MEMORY
5,423,019	AUTOMATIC CACHE FLUSH WITH READABLE AND WRITABLE CACHE TAG MEMORY
5,426,739	LOCAL BUS - I/O BUS COMPUTER ARCHITECTURE
5,790,831	VL-BUS/PCI-BUS BRIDGE
5,974,495	USING A BACK-OFF SIGNAL TO BRIDGE A FIRST BUS TO A SECOND BUS
5,550,515	MULTIPHASE CLOCK SYSTHESIZER HAVING A PLURALITY OF PHASE SHIFTED INPUTS TO A PLURALITY OF PHASE COMPARATORS IN A PHASE LOCKED LOOP

5,710,906	PREDICTIVE SNOOPING OF CACHE MEMORY FOR MASTER-INITIATED ACCESSES
5,813,036	PREDICTIVE SNOOPING OF CACHE MEMORY FOR MASTER-INITIATED ACCESSES
6,405,291	PREDICTIVE SNOOPING OF CACHE MEMORY FOR MASTER-INITIATED ACCESSES
5,905,887	CLOCK FREQUENCY DETECTION FOR COMPUTER SYSTEM
5,918,072	SYSTEM FOR CONTROLLING VARIABLE LENGTH PCI BURST DATA USING A DUMMY FINAL DATA PHASE AND ADJUSTING THE BURST LENGTH DURING TRANSACTION
5,805,905	METHOD AND APPARATUS FOR ARBITRATING REQUESTS AT TWO OR MORE LEVELS OF PRIORITY USING A SINGLE REQUEST LINE
5,768,624	METHOD AND APPARATUS FOR EMPLOYING PING-PONG BUFFERING WITH ONE LEVEL DEEP BUFFERS FOR FAST DRAM ACCESS
5,890,002	SYSTEM AND METHOD FOR BUS MASTER EMULATION
6,029,251	METHOD AND APPARATUS FOR TEMPERATURE SENSING
5,881,271	SYSTEM AND METHOD FOR CLOCK MANAGEMENT
5,854,638	UNIFIED MEMORY ARCHITECTURE WITH PARALLEL ACCESS BY HOST AND VIDEO CONTROLLER